Exhibit 99.1

Contacts:
	Investors:	Robert Jones
(212) 351-7032
robert.jones@monsterworldwide.com

	Media:	David Rosa
(212) 351-7067
david.rosa@monsterworldwide.com

Monster Worldwide Reports Fourth Quarter and Full Year 2004 Results

2004 Fourth Quarter Financial Highlights

•                   Diluted EPS Increases 82% to $0.20 on 45% Year over Year Revenue Gain

•                   Monster Division’s Revenue Reaches $172 Million, Up 64% From a Year Ago

•                   Deferred Revenue at Monster Division Sets New Record of $230 Million

•                   Gross Cash Position Increases 69% Sequentially to $198 Million

•                   Monster Division’s Operating Margin Expands to 23%, Up From 18.2% in Q3 2004

New York, February 1, 2005 – Monster Worldwide, Inc. (NASDAQ: MNST), the parent company of the leading global online careers property, Monster®, the world’s largest Yellow Pages advertising agency, and one of the world’s largest Recruitment Advertising agency networks, today reported financial results for the fourth quarter ended December 31, 2004.

Fourth Quarter Results

Monster Worldwide’s total revenue increased 45% to $236.8 million in the fourth quarter of 2004 from $163.2 million in the comparable quarter last year. The strong revenue growth was driven by exceptional global sales performance at the Monster division, a solid increase in the Company’s Advertising & Communications business in North America and contributions from acquisitions made earlier in the year. The Monster division recorded revenue of $172.2 million, a 64% increase over last year’s fourth quarter level of $104.9 million.  Sequentially, the division’s revenues grew 9% over the $157.7 million reported in the third quarter of this year. Organic revenue growth over the 2003 fourth quarter was 28%.  The Monster division’s deferred revenue balance was a record $230.1 million, an

-more-

increase over the $195.4 million for this year’s third quarter and a 50.2% gain over the $153.2 million recorded in last year’s fourth quarter.  Consolidated net income for the fourth quarter doubled to $24.5 million from the $12.1 million reported in the fourth quarter of 2003.  Consolidated net income includes a gain on the sale of the Company’s US Motivation business, significantly offset by a loss on the sale of certain continental European AdComms operations, both of which are reported as discontinued operations.  Diluted earnings per share were $0.20 for the current quarter versus $0.11 for last year’s comparable quarter.

“Our strong global performance in the fourth quarter capped off a terrific 2004 for Monster Worldwide,” said Andrew McKelvey, Chairman and Chief Executive Officer of Monster Worldwide.  “We executed on our aggressive plan to increase profits and expand the Monster franchise.  As these results demonstrate, we successfully improved our operational efficiencies, while growing our client base, and enhancing our breadth of offerings.”

“By going after small and medium-sized businesses and taking market share from newspapers and by expanding our global footprint in key markets such as Europe and India, we unleashed the true potential of Monster in 2004.  With our world-class sales operation, innovative products and services, including our successful eCommerce channel, and the continued migration of recruitment to the Internet throughout the world, we are well positioned to continue our solid growth as we enter 2005.”

Cash generated from operating activities was $44.1 million in the fourth quarter of 2004, a $10.7 million increase over the $33.4 million of cash from operating activities in the comparable 2003 quarter.  The Company’s cash position was $198.1 million at December 31, 2004.  Cash and cash equivalents at September 2004 and December 2003 were $117.2 million and $142.3 million, respectively.   Net cash at December 31, 2004 increased to $134.9 million from the $60.2 million reported at September 30, 2004.

Full Year  Results

Highlights

•                  Total Revenue Grows 30% to $846 million

•                  Monster Division Revenues Increase 44% to $594 million

•                  Diluted Earnings Per Share From Continuing Operations rise to $0.62

Monster Worldwide reported total revenue of $845.5 million for the year ended December 31, 2004, compared to $652.2 million in the comparable prior year period.   Income from continuing operations was $74.3 million, or $0.62 per diluted share, compared to income from continuing operations of $6.7 million, or $0.06 per share in the prior year period.  Non-GAAP income from continuing operations was $43.0 million, or $0.38 per share for the year ended December 31, 2003.  Full year net income was $73.1 million or $0.61 per diluted share, compared to a loss of $81.9 million or $0.72 per share in the prior year period.

Recent Developments/Operating Highlights

•                  In 2004, the Monster Employment Index rose a total of 26 points, an increase of 36%, and registered increases in 10 out of 12 months. On April 1st, Monster released the first results of the Monster Employment Index, a broad and monthly analysis of American online job demand. The Company established the Index to provide U.S. labor market watchers with a valuable snapshot of U.S. online recruiting activity. The Index offers an extensive range of sub-indices by industry, occupation, and geographic region, including all 20 NAICS (North American Industry Classification System) industries, 23 occupational categories, all 50 states and the nine U.S. Census regions.

•                  Monster’s eCommerce Channel, a self-service process that lets hiring managers post one job or many, made significant inroads with small and medium-sized businesses — a large part of the market that is now online but still using the newspapers classifieds. The effectiveness of stepped-up on- and offline advertising is reflected in eCommerce’s growth since the beginning of the year.

•                  In late December 2004, Monster announced the launch of its January Jobs Campaign for the New Year to help Americans find employment in their local communities.  The campaign culminated in Monster’s Ultimate Career Day on February 1st, a Career Day online and across 180 local market Infinity Radio stations in 41 U.S. Markets.  Monster motivated U.S. employers to list new jobs with one free posting for seven days, and incentivized job seekers to begin their search with a chance to win a $50,000 bonus.

Outlook

In the first quarter of 2005, the Company currently anticipates that the Monster division and total Company revenue will increase sequentially from the fourth quarter of 2004, representing a significant gain over the first quarter of 2004.  Expense levels in the first quarter are expected to increase due to seasonally higher marketing and promotion expenses in North America and a strategic investment in marketing activities in Europe.  As a result, earnings are expected to be in the range of $0.16 to $0.17, an increase over the $0.11 reported in the first quarter of 2004.

The Company currently anticipates that in 2005 it will significantly increase revenue and earnings while continuing to invest to take advantage of the large global online recruiting market opportunity.  The Company anticipates that revenue growth for Monster Worldwide will be 20% and even higher for the Monster division while generating diluted earnings per share growth of 35% - 45% on a consolidated basis.

These assumptions are based on current information and operations and do not include the effect of any possible dispositions, acquisitions or implementation of accounting rule changes which may have an impact on future financial results.

Conference Call Information

Fourth quarter 2004 results will be discussed on Monster Worldwide’s quarterly conference call taking place on February 2, 2005 at 10:00 AM EST.  To join the conference call, please dial in on 1-888-677-5720  at 9:50 AM EST and give the operator the password “Monster.”  For those outside the United States, please call in on 1-210-234-8002 and give the operator the same password.  The call will begin promptly at 10:00 AM EST.  Individuals can also access Monster Worldwide’s quarterly conference call online through the investor information section of the Company’s website at www.monsterworldwide.com.  Interactive Metrics for Monster Worldwide and Monster are available at www.monsterworldwide.com or www.monster.com.

About Monster Worldwide

Founded in 1967, Monster Worldwide, Inc. is the parent company of Monster®, the leading global online careers property. The company also owns TMP Worldwide, the world’s largest Yellow Pages advertising agency and one of the world’s largest Recruitment Advertising agency networks. TMP Worldwide is also a provider of direct marketing services. Headquartered in New York with approximately 5,000 employees in 26 countries, Monster Worldwide (NASDAQ: MNST) is a member of the S&P 500 Index. More information about Monster Worldwide is available at www.monsterworldwide.com.

Celebrating its 10-year anniversary, Monster is the leading global online careers property. A division of Monster Worldwide, Monster works for everyone by connecting quality job seekers at all levels with leading employers across all industries. Founded in 1994 and headquartered in Maynard, Mass., Monster has 25 local language and content sites in 23 countries worldwide. More information is available at www.monster.com or by calling 1-800-MONSTER. To learn more about Monster’s industry-leading employer products and services, please visit http://recruiter.monster.com.

Financial Information Tables

In December 2004, the Company sold and disposed of certain Advertising and Communications businesses in Continental Europe.  On October 5, 2004, Monster Worldwide, Inc. entered into a Stock Purchase Agreement with General Yellow Pages Consultants, Inc. d/b/a The Marquette Group for the sale of US Motivation, Inc., the Company’s wholly-owned subsidiary within the Directional Marketing division.  On March 31, 2003, the Company completed the spin-off of its eResourcing and Executive Search business units as a publicly traded company known as Hudson Highland Group, Inc. (NASDAQ: HHGP).  In August 2003, the Company’s Monster division terminated its joint venture arrangement in Australia and New Zealand.  As a result, the financial information tables following this release present the results of the dispositions of the Advertising & Communications businesses in Europe, US Motivation, Hudson Highland Group, Inc., and the disposition of the terminated joint venture as discontinued operations for all periods presented.  Monster Worldwide’s 2003 financial results from continuing operations reflect the remaining results of the Company’s Monster, Advertising & Communications, and Directional Marketing business segments.

Notes Regarding the Use of Non-GAAP Financial Measures

Monster Worldwide, Inc. (the “Company”) has provided certain non-GAAP financial information as additional information for its operating results.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies.  The Company believes that its presentation of non-GAAP measures such as non-GAAP operating income, non-GAAP earnings per share, adjusted EBITDA, net cash and free cash flow provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.  In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budget planning purposes.

Non-GAAP operating income, income from continuing operations and related per share information exclude  business reorganization, spin-off and other special charges and any tax benefits thereon.  Non-GAAP operating income is a measure used by the Company in reviewing business trends and the financial results of its reportable segments.  These measures are also the primary basis upon which the Company prepares its budgets and forecasts.

Adjusted EBITDA is one of the measures that determines the Company’s ability to borrow under its $100 million credit facility.  If the Company failed to meet the required level of adjusted EBITDA as defined in its credit agreement, the lender may terminate the agreement, requiring the Company to repay any outstanding amount.  EBITDA and adjusted EBITDA are non-GAAP measures and should not be considered in isolation, or as a substitute for, operating income, cash flows from operating activities or as a measure of the Company’s profitability or liquidity.  EBITDA and adjusted EBITDA reflected herein may not be comparable with similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities less capital expenditures.  Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment.  Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.  Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash is defined as cash and cash equivalents after subtracting total debt.  Net cash is considered a measure of the Company’s liquidity and reflects the amount of cash and cash equivalents that would remain with the Company after paying off its contractual debt obligations.  Net cash also provides information to investors regarding the effect that each period’s borrowings have on the Company’s balance of cash and cash equivalents.  Net cash presented herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Special Note:  Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions, competition, seasonality and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

MONSTER WORLDWIDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended December 31,

(in thousands, except per share amounts)

(unaudited)

	2004	2003
Revenue:
Monster	$172,164	$104,920
Advertising & Communications	41,327	36,092
Directional Marketing	23,350	22,222
Total revenue	236,841	163,234

Operating expenses:
Salaries and related	113,498	80,929
Office and general	45,715	37,950
Marketing and promotion	38,004	25,593
Amortization of intangibles	2,459	577
Total operating expenses	199,676	145,049

Operating income	37,165	18,185

Interest and other, net	(38)	(232)

Income from continuing operations before income taxes	37,127	17,953

Income taxes	12,980	5,460

Income from continuing operations	24,147	12,493

Income (loss) from discontinued operations, net of tax	324	(361)

Net income	$24,471	$12,132

Basic earnings per share:

Earnings per share from continuing operations	$0.20	$0.11
Loss per share from discontinued operations, net of tax	—	—
Basic earnings per share	$0.20	$0.11

Diluted earnings per share:

Earnings per share from continuing operations	$0.20	$0.11
Loss per share from discontinued operations, net of tax	—	—
Diluted earnings per share	$0.20	$0.11

Weighted average shares outstanding:

Basic	119,373	112,838

Diluted	122,353	115,514

EBITDA:

Net income	$24,471	$12,132
Interest expense, net	(67)	(153)
Income taxes	12,980	5,460
Depreciation and amortization	9,400	7,642

EBITDA	$46,784	$25,081

MONSTER WORLDWIDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31,

(in thousands, except per share amounts)

(unaudited)

	2004	2003
Revenue:
Monster	$593,909	$412,796
Advertising & Communications	157,441	136,026
Directional Marketing	94,169	103,365
Total revenue	845,519	652,187

Operating expenses:
Salaries and related	396,229	303,208
Office and general	173,115	154,805
Marketing and promotion	154,067	122,377
Business reorganization, spin-off and other special charges	—	45,635
Amortization of intangibles	7,782	2,387
Total operating expenses	731,193	628,412

Operating income	114,326	23,775

Interest and other, net	(1,303)	(1,141)

Income from continuing operations before income taxes	113,023	22,634

Income taxes	38,716	15,956

Income from continuing operations	74,307	6,678

Loss from discontinued operations, net of tax	(1,203)	(88,542)

Net income (loss)	$73,104	$(81,864)

Basic earnings (loss) per share:

Earnings per share from continuing operations	$0.63	$0.06
Loss per share from discontinued operations, net of tax	(0.01)	(0.79)
Basic earnings (loss) per share	$0.62	$(0.73)

Diluted earnings (loss) per share:

Earnings per share from continuing operations	$0.62	$0.06
Loss per share from discontinued operations, net of tax	(0.01)	(0.78)
Diluted earnings (loss) per share	$0.61	$(0.72)

Weighted average shares outstanding:

Basic	117,738	112,124

Diluted	120,075	114,087

Reconciliation of income from continuing operations to non-GAAP income from continuing operations:

Income from continuing operations	$74,307	$6,678
Business reorganization, spin off and other special charges	—	45,635
Tax benefit on business reorganization, spin-off and other special charges	—	(9,346)

Non-GAAP income from continuing operations	N/A *	$42,967

Non-GAAP diluted earnings per share from continuing operations

Earnings per share from continuing operations	$0.62	$0.06
Business reorganization, spin off and other special charges per share	—	0.40
Tax benefit per share on business reorganization, spin-off and other special charges	—	(0.08)

Non-GAAP earnings per share from continuing operations	N/A *	$0.38

Weighted average diluted shares outstanding used in calculating Non-GAAP earnings per share from continuing operations	120,075	114,087

Adjusted EBITDA:

Net income (loss)	$73,104	$(81,864)
Interest expense, net	693	594
Income taxes	38,716	15,956
Depreciation and amortization	37,623	27,741

EBITDA	150,136	(37,573)

Add back:
Loss from discontinued operations, net of tax	1,203	88,542
Business reorganization, spin-off and other special charges	—	45,635

Adjusted EBITDA	$151,339	$96,604

* - Not applicable

MONSTER WORLDWIDE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2004	September 30, 2004	December 31, 2003
Assets:

Cash and cash equivalents	$198,111	$117,212	$142,255
Accounts receivable, net	441,827	423,229	338,931
Property and equipment, net	94,558	95,910	85,607
Goodwill and intangibles, net	723,217	671,519	443,230
Other assets	85,900	82,104	95,530
Total assets of discontinued operations	—	19,017	16,726
Total Assets	$1,543,613	$1,408,991	$1,122,279

Liabilities and Stockholders’ Equity:

Accounts payable and accrued expenses	$435,973	$429,287	$416,797
Accrued integration and restructuring	9,492	9,526	6,688
Accrued business reorganization and spin-off costs	21,595	23,428	33,958
Deferred revenue	234,167	199,512	159,065
Other liabilities	23,635	17,515	12,118
Debt	63,237	57,029	4,710
Total liabilities of discontinued operations	—	18,262	20,751
Total Liabilities	788,099	754,559	654,087

Stockholders’ Equity	755,514	654,432	468,192

Total Liabilities and Stockholders’ Equity	$1,543,613	$1,408,991	$1,122,279

MONSTER WORLDWIDE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands, except percentages and per share amounts)

(unaudited)

	Fourth Quarter 2004			Fourth Quarter 2003
	Revenue	Operating Income (loss)	Operating Margin	Revenue	Operating Income (loss)	Operating Margin
Monster
North America	$135,252	$38,456	28.4%	$90,605	$22,254	24.6%
Europe	34,571	2,189	6.3%	13,687	(1,194)	-8.7%
Asia Pacific	2,341	(1,007)	-43.0%	628	(208)	-33.1%
Total Monster	$172,164	$39,638	23.0%	$104,920	$20,852	19.9%

Advertising & Communications
North America	$21,427	$1,435	6.7%	$17,898	$430	2.4%
Europe	16,818	(3,225)	-19.2%	15,363	(866)	-5.6%
Asia Pacific	3,082	(1,608)	-52.2%	2,831	(319)	-11.3%
Total Advertising & Communications	$41,327	$(3,398)	-8.2%	$36,092	$(755)	-2.1%

Total Directional Marketing	$23,350	925	4.0%	$22,222	(1,912)	-8.6%

Total Monster Worldwide	$236,841	$37,165	15.7%	$163,234	$18,185	11.1%

	Full Year 2004			Full Year 2003
	Revenue	Operating Income (loss)	Operating Margin	Revenue	Operating Income (loss)*	Operating Margin
Monster
North America	$483,039	$114,625	23.7%	$357,919	$56,183	15.7%
Europe	104,800	220	0.2%	52,998	(2,588)	-4.9%
Asia Pacific	6,070	(3,107)	-51.2%	1,879	(704)	-37.5%
Total Monster	$593,909	$111,738	18.8%	$412,796	$52,891	12.8%

Advertising & Communications
North America	$75,767	$7,103	9.4%	$61,988	$(21,970)	-35.4%
Europe	68,386	(6,245)	-9.1%	63,372	(3,019)	-4.8%
Asia Pacific	13,288	(2,103)	-15.8%	10,666	(596)	-5.6%
Total Advertising & Communications	$157,441	$(1,245)	-0.8%	$136,026	$(25,585)	-18.8%

Total Directional Marketing	$94,169	3,833	4.1%	$103,365	(3,531)	-3.4%

Total Monster Worldwide	$845,519	$114,326	13.5%	$652,187	$23,775	3.6%

*  Operating income (loss) includes business reorganization, spin-off and other special charges as follows:

	Monster	Advertising & Communications	Directional Marketing	Total
North America	$26,408	$6,199	$7,551	$40,158
Europe	2,195	3,282	—	5,477
Asia Pacific	—	—	—	—

	$28,603	$9,481	$7,551	$45,635

MONSTER WORLDWIDE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands, except percentages and per share amounts)

(unaudited)

PURCHASE ACQUISITION INFORMATION:

	Q1 2004	Q2 2004	Q3 2004	Q4 2004	FY 2004
Acquisition revenue:
Acquisitions completed in 2004*	$996	$14,425	$22,478	$23,013	$60,912
Acquisitions completed in 2003**	2,336	2,869	3,863	4,940	14,008
Total	$3,332	$17,294	$26,341	$27,953	$74,920

	Q1 2004	Q2 2004	Q3 2004	Q4 2004	FY 2004
Acquisition operating income:
Acquisitions completed in 2004*	$141	$1,442	$430	$3,135	$5,148
Acquisitions completed in 2003**	452	374	1,448	1,958	4,232
Total	$593	$1,816	$1,878	$5,093	$9,380

* - represents the following acquisitions:

- Military Advantage, Inc., completed on March 1, 2004

- Jobpilot GMBH, completed on April 22, 2004

- Tickle, Inc., completed on May 21, 2004

-  WebNeuron Services Limited (JobsAhead), on June 18, 2004

** - represents the acquisition of QuickHire, Inc. completed on July 31, 2003

SUMMARY BALANCE SHEET INFORMATION:

	12/31/2004	9/30/2004	12/31/2003
Net cash:
Cash and cash equivalents	$198,111	$117,212	$142,255
Debt	63,237	57,029	4,710
Net cash	$134,874	$60,183	$137,545

Deferred revenue:
Monster	$230,097	$195,446	$153,154
Other	4,070	4,066	5,911
Total deferred revenue	$234,167	$199,512	$159,065

SUMMARY CASH FLOW INFORMATION

	Q4 2004	Q3 2004	Q4 2003

Free Cash Flow:
Cash flow from operating activities	$44,092	$42,106	$33,379
Less: Capital expenditures	(3,542)	(5,819)	(7,237)
Free cash flow	$40,550	$36,287	$26,142

Cash at September 30, 2004	$117,212

Cash used by discontinued operations	(2,914)
Cash provided by all other operating activities	47,006
Cash provided by operating activities	44,092

Cash paid for capital expenditures	(3,542)
Cash paid in connection with purchase transactions and intangible assets, net	(1,957)
Net proceeds from sales of businesses	6,810
Cash provided by investing activities	1,311

Net payments on debt	(763)
Cash received from exercise of employee stock options	34,068
Cash provided by financing activities	33,305

Effects of exchange rates	2,191

Cash at December 31, 2004	$198,111